Exhibit 10.3

STOCK OPTION AWARD AGREEMENT
Granted Under the
DICK’S SPORTING GOODS, INC.
2012 STOCK AND INCENTIVE PLAN
(As Amended and Restated on March 14, 2017)
Unless otherwise defined herein, each capitalized term used in this Stock Option Award Agreement (this “Agreement”) shall have the meaning given such term in the Dick’s Sporting Goods, Inc. 2012 Stock and Incentive Plan, as amended (the “Plan”), an electronic copy of which can be found on the Dick’s Sporting Goods’ equity administrator’s website (the “E*TRADE Employee Stock Plan Account”).

Optionee’s Name:	<First> <Last>

Grant Type:	<Type>

Date of Grant:	<Grant Date>

Number of Shares Granted:	<Share Number>

Exercise Price Per Share:	<Price>

Grant Expiration Date/Term:	<Expiration Date>

Vesting Schedule:	<Vesting Schedule>

1.Grant of Option. The undersigned grantee (the “Optionee”), has been granted an option (the “Option”) to purchase the number of shares of Common Stock (the “Shares”) set forth above, subject to the terms and conditions of this Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

If this Award has been designated above as an Incentive Stock Option (“ISO”), then this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Code Section 422, this Option shall be treated as a Nonstatutory Stock Option.
2.Vesting Schedule. So long as Optionee maintains his/her status as an Employee, Non-Employee Director or Consultant (as the case may be), the Option shall vest in accordance with the Vesting Schedule set forth above. Pursuant to the Administrator’s authority under Section 9(e) of the Plan, upon termination of Optionee’s Continuous Status as an Employee, Non-Employee Director or Consultant (as the case may be) for any reason, the portion of this Option that is not vested shall expire immediately. Subject to the provisions of Section 7(b)(ii) of the Plan, the portion of this Option that is vested but has not yet been exercised shall remain exercisable for a period of (i) 90 days in the event of termination of Optionee’s status, (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement (defined as having met at least age 55 with 15 or more years of service, as determined by the Administrator); provided, however, that in no event may the Shares be exercised later than the Grant Expiration Date set forth above.

3.Exercise of Option. This Option shall be exercisable during the Term in accordance with the Vesting Schedule and the applicable provisions of the Plan and this Agreement. This Option can be exercised using the methods described on the E*TRADE Employee Stock Plan Account.

4.Method of Exercise. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with the Code and any other applicable law or regulation, including the requirements of the New York Stock Exchange. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

5.Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following methods, or a combination thereof, at the election of the Optionee:

(a)	cash or check;

(b)	tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price of the Option;

(c)
delivery of a properly executed exercise notice together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the amount of proceeds required to pay the exercise price;

(d)	any combination of the foregoing methods of payment; or

(e)	any other method approved or accepted by the Administrator in its sole discretion.

6.Delivery of Shares. Upon exercise of an Option in accordance with the terms of this Agreement and the Plan, the Company shall issue the Shares, in either certificated or book entry form, in Optionee’s name as of date of exercise.

7.Withholding. Optionee shall be solely responsible for any taxes payable as a result of the exercise of the Option. Optionee shall promptly pay to the Company, or make arrangements satisfactory to the Company regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option. If an Optionee makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the Optionee, the Optionee shall promptly notify the Company in accordance with Section 9(d) of this Agreement and the Company shall have the right to require the Optionee to pay the Company an amount sufficient to satisfy federal, state and local tax withholding requirements, if any.

8.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.Term of Option. This Option may be exercised only until the Grant Expiration Date (as set forth above), and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

10.Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to the Award, and the Company may round fractions down.

11.Notices and Electronic Delivery. The Company may, in its sole discretion, deliver any documents or notices related to this Agreement, the Shares, the Optionee’s participation in the Plan, or future awards that may be granted to the Optionee under the Plan, by electronic means. Optionee hereby consents to receive such documents by electronic delivery and to Optionee’s participation in the Plan through the E*TRADE Employee Stock Plan Account or any successor on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12.No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE SET FORTH HEREIN WILL OCCUR ONLY BY CONTINUING AS AN EMPLOYEE, NON- EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME AND FOR ANY REASON.

13.Incorporation of Plan. Optionee acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10-K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Plan and the tax effects of the Option and its exercise. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator with respect to any questions arising under the Plan or this Agreement.

14.Interpretation and Construction. Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. If, however, any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder, the provisions of this Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations promulgated thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Notwithstanding the foregoing, Optionee recognizes and acknowledges that Section 409A of the Code may impose upon Optionee certain taxes or interest charges for which Optionee is and shall remain solely responsible. No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Administrator.

15.Assurances. Optionee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

16.Entire Agreement, Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements. This Agreement is governed by applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws.

17.No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE AWARD HEREOF WILL OCCUR THROUGH THE LAPSE OF THE VESTING SCHEDULE SET FORTH HEREIN AND BY CONTINUING AS AN EMPLOYEE, NON-EMPLOYEE DIRECTOR OR CONSULTANT, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

All other terms and conditions applicable to this Award shall be as set forth in the Plan.
Electronic acceptance of this Agreement by the Optionee pursuant to the Company’s instructions to the Optionee (including through the Company’s E*TRADE Employee Stock Plan Account) shall constitute execution of this Agreement by Company and Optionee.